UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

_________________________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

AKERO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11

AKERO THERAPEUTICS, INC.

601 Gateway Boulevard, Suite 350

South San Francisco, CA 94080

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held June 3, 2025

Notice is hereby given that the 2025 Annual Meeting of Stockholders, or Annual Meeting, of Akero Therapeutics, Inc., (“Akero” or the “Company”), which will be held online on June 3, 2025 at 11:00 a.m. Eastern Standard Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/AKRO2025, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting. The purpose of the Annual Meeting is the following:

1.
To elect two class III directors, Judy Chou, Ph.D. and Tomas Heyman, to our board of directors, to serve until the 2028 Annual Meeting of stockholders and until her or his successor has been duly elected and qualified, or until her or his earlier death, resignation or removal;
2.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
To consider and act upon a non-binding, advisory vote to approve the compensation of our named executive officers; and
4.
To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of class III directors nominated by the board of directors.

Only Akero Therapeutics, Inc. stockholders of record at the close of business on April 10, 2025, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. The board of directors recommends a vote “FOR” the election of each of the two nominees for class III directors and “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Whether or not you expect to attend the Annual Meeting online, please complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote your shares on the Internet by visiting www.proxyvote.com or by telephone by calling 1-800-690-6903 and following the recorded instructions by 11:59 p.m. EST on June 2, 2025. If you vote your shares on the Internet or by telephone, you will need to enter the 16-digit control number provided on your proxy card or voting instruction form. Your vote is important regardless of the number of shares you own. If you attend the Annual Meeting online, you may vote your shares during the Annual Meeting virtually via the Internet even if you previously voted your proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By order of the Board of Directors,

/s/ Andrew Cheng
Andrew Cheng, M.D., Ph.D.
President and Chief Executive Officer

South San Francisco, California

April 28, 2025

i

AKERO THERAPEUTICS, INC.

601 Gateway Boulevard, Suite 350

South San Francisco, CA 94080

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2025

This proxy statement contains information about the 2025 Annual Meeting of Stockholders, or the Annual Meeting, of Akero Therapeutics, Inc. (the “Annual Meeting”), which will be held online on June 3, 2025 at 11:00 a.m. Eastern Standard Time. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/AKRO2025, where you will be able to vote electronically and submit questions. The board of directors of Akero Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Akero,” “we,” “us,” and “our” refer to Akero Therapeutics, Inc. The mailing address of our principal executive offices is Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

Our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) and this proxy statement and proxy card are first being mailed to stockholders on or about April 28, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 3, 2025

This proxy statement and our 2024 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Akero Therapeutics, Inc. 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the SEC’s website at www.sec.gov.

GENERAL INFORMATION

Why are you holding a virtual Annual Meeting?

We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management.

How do I attend and participate in the Annual Meeting online?

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/AKRO2025 and use their control number provided in the proxy card to access this website, and beneficial owners of shares held in street name will need to follow the same instructions.

You will need the 16-digit control number included on your proxy card or voting instruction form, as applicable.

Will I be able to ask questions during the Annual Meeting?

If you are a stockholder and wish to submit a question during the Annual Meeting, you may log into the meeting, and submit a question in the “Ask A Question” field. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct will be available www.virtualshareholdermeeting.com/AKRO2025 during the Annual Meeting.

If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Eastern Standard Time. We encourage stockholders to access the webcast before the Annual Meeting’s start time. Online check-in will begin, and stockholders may begin submitting written questions, at 10:45 a.m. Eastern Standard Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

The proxy materials, including this proxy statement, a proxy card for shares held in street name (i.e. held for your account by a broker of other nominee), or voting instruction card and Akero’s 2024 Annual Report, are being mailed to stockholders on or about April 28, 2025. These materials are also available for viewing, printing and downloading on the Internet at www.proxyvote.com. You will need the 16-digit control number included on your proxy card to access these materials.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 10, 2025.

How many votes can be cast by all stockholders?

There were 79,679,222 shares of our common stock, par value $0.0001 per share, outstanding on April 10, 2025, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 10, 2025.

What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”

Stockholder of Record. If you own shares that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered a “stockholder of record” of those shares. For these shares, your set of proxy materials has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the enclosed proxy card.

Beneficial Owners of Shares Held in Street Name. If you own shares that are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” With respect to these shares, your set of proxy materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 2, 2025.
•
By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on June 2, 2025.
•
By Mail. You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Sign your name exactly as it appears on the proxy cards. Votes submitted through the mail must be received by June 2, 2025.
•
During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/AKRO2025.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting. If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Voting by Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 2, 2025, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. There were 79,679,222 shares of common stock outstanding and entitled to vote on April 10, 2025, our record date. Therefore, a quorum will be present if 39,839,612 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Fourth Amended and Restated Certificate of Incorporation, as amended, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Each of Proposal 1 and Proposal 3 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for these proposals, and those shares will be counted as broker “non- votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Proposal 1 — Election of two Class III director nominees

To be elected, the directors nominated via Proposal 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” and broker non-votes have no effect on the election of directors.

Proposal 2 — Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm

The approval of Proposal 2 requires that the votes properly cast FOR must exceed the votes properly cast AGAINST this proposal. Shares voting “abstain” and broker non-votes, if any, will have no effect on the outcome of Proposal 2.

Proposal 3 — Non-binding advisory vote on named executive officer compensation

For the non-binding advisory vote on named executive officer compensation, the votes properly cast FOR must exceed the votes properly cast AGAINST to approve, on a non-binding advisory basis, the compensation of our named executive officers. Only FOR and AGAINST votes will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3. Because this vote is advisory and not binding on us, our board of directors or our compensation committee in any way, our board of directors and compensation committee may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from what is approved by our stockholders, but our board of directors and compensation committee will take into account the outcome of the vote when considering future executive compensation matters.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. However, in the event that the date of the Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s Annual Meeting, or if no Annual Meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (a) the 90th day prior to such Annual Meeting and (b) the tenth day following the day on which notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever first occurs. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies for the Company’s 2026 Annual Meeting of stockholders in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of matters to be considered at an Annual Meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

In addition, any stockholder proposal intended to be included in the proxy statement for the next Annual Meeting of our stockholders in 2026 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 29, 2025. If the date of the Annual Meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal 1 requests the election of two Class III directors to our board of directors. Proposal 2 requests the ratification of the appointment of Deloitte &Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Proposal 3 asks for consideration of and action upon a non-binding, advisory vote to approve the compensation of our named executive officers (“say-on-pay”).

The board of directors recommends that you vote FOR each of the director nominees in Proposal 1 and FOR each of Proposal No. 2 and Proposal No. 3.

Each of the proposals described above is discussed in more detail in the pages that follow.

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS

Our board of directors currently consists of eight members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

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the class I directors are Andrew Cheng, M.D., Ph.D., Jane Henderson and Mark Iwicki, and their terms will expire at the annual meeting of stockholders to be held in 2026;
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the class II directors are Seth L. Harrison, M.D., Graham Walmsley, M.D., Ph.D., and Yuan Xu, Ph.D., and their terms will expire at the annual meeting to be held in 2027; and
•
the class III directors are Judy Chou, Ph.D. and Tomas Heyman and their terms will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the Annual Meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Judy Chou, Ph.D. and Tomas Heyman for election as the class III directors at the Annual Meeting. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

In selecting board members, we identify members who (i) possess relevant experience and expertise to enable her or him to be able to offer germane advice and guidance to management; (ii) have proven achievement and competence in his or her field; (iii) have the ability to exercise sound business judgment; (iv) have an understanding of the fiduciary responsibilities required of a director; (v) are committed to devoting time and energy to the affairs of the Company; (vi) have a diverse personal background, perspective and experience; (vii) are committed to vigorously representing the long-term interests of the Company’s stockholders; and (viii) have the highest personal integrity and ethics.

Nominees for Election as Class III Directors

The following table identifies our nominees for class III directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 10, 2025.

Name	Positions and Offices Held with Akero	Director Since	Age
Judy Chou, Ph.D.	Director	2021	59
Tomas Heyman	Director	2020	69

Judy Chou, Ph.D.

Dr. Chou has served as a member of our board of directors since July 2021. Dr. Chou is a biotech industry leader with a track record of over two decades of driving drug development and biomanufacturing successes in established and emerging growth biopharmaceutical companies. Dr. Chou is currently President & CEO and a member of the board of directors of AltruBio, Inc., a company focused on developing novel therapeutics for immunological diseases. Prior to AltruBio, she was senior vice president and global head of Biotech at Bayer AG where she oversaw a more than $3 billion biotechnology product portfolio and led drug development and launch activities for the companies’ biologics pipeline. Earlier in her career, Dr. Chou held senior pharmaceutical operations and manufacturing roles at Pfizer, Inc., formerly Medivation, and Tanvex Biopharma, Inc. Before joining the industry, Dr. Chou was a research faculty member at Harvard University Medical School, focused on cell biology and neuroscience research. She received her Ph.D. from Yale University and completed her post-doctoral training at Max-Planck Institute in Germany. We believe that Dr. Chou is qualified to serve on our board of directors due to her extensive experience leading biotech companies and knowledge of the life sciences industry.

Tomas Heyman

Mr. Heyman has served as a member of our board of directors since June 2020. Mr. Heyman most recently was the President of Johnson & Johnson Development Corporation, the corporate venture capital group of Johnson & Johnson, from April 2015 until September 2019. He also served as the Global Head of Business Development, Pharmaceuticals Group of Janssen Global Services, LLC from March 1992 to March 2015, and served as the CEO of Janssen Pharmaceutica NV in Belgium from November 2008 to November 2016. He currently serves on the board of directors of OptiNose, Inc. (Nasdaq: OPTN), a pharmaceutical company, Legend Biotech Corp. (Nasdaq: LEGN), Exelixis Inc. (Nasdaq: EXEL), Primmune Therapeutics and IMEC VZW, a non-profit research organization in Belgium. Mr. Heyman formerly served on the board of directors of Invivyd, Inc. (formerly Adagio Therapeutics, Inc.) (Nasdaq: IVVD) and Xilio Therapeutics, Inc. (Nasdaq: XLO). Mr. Heyman received his Master of Law degree from Katholieke Universiteit Leuven in Belgium. He continued with post-graduate studies in International Law in Geneva, Switzerland, and post-graduate studies in Business Management at the University of Antwerp in Belgium. We believe that Mr. Heyman is qualified to serve on our Board due to his leadership experience and knowledge of the industry.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

Voting Required and Board of Directors’ Recommendation

To be elected, the directors nominated via Proposal 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” and broker non-votes have no effect on the election of directors.

The board of directors recommends voting “FOR” the election of Judy Chou, Ph.D. and Tomas Heyman as the class III directors, to serve for a three-year term ending at the Annual Meeting of stockholders to be held in 2028.

Directors Continuing in Office

Set forth below are our class I and class II directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 10, 2025.

Name	Positions and Offices Held with Akero	Director Since	Class and Year in Which Term Will Expire	Age
Andrew Cheng, M.D., Ph.D.	Director, President and Chief Executive Officer	2018	Class I - 2026	58
Jane Henderson	Director	2019	Class I - 2026	59
Mark T. Iwicki	Director	2018	Class I - 2026	58
Seth L. Harrison, M.D.	Director	2019	Class II - 2027	64
Graham L. Walmsley, M.D., Ph.D	Director	2018	Class II - 2027	38
Yuan Xu, Ph.D.	Director	2021	Class II - 2027	57

Class I Directors (Term Expires at 2026 Annual Meeting)

Andrew Cheng, M.D., Ph.D.

Dr. Cheng has served as our President and Chief Executive Officer since September 2018. Before joining the Company, Dr. Cheng was formerly at Gilead Sciences, Inc., a biopharmaceutical company, as the Chief Medical Officer and Executive Vice President from March 2018 through September 2018. During his nearly 20-year tenure, he was responsible for the clinical development for the HIV program resulting in 11 FDA/EMA approved products. Currently, Dr. Cheng serves on the board of directors of Vera Therapeutics, Inc. (Nasdaq: VERA). Dr. Cheng has served on the board of directors of MorphoSys AG (Nasdaq: MOR), which was acquired by Novartis AG, Arbutus Biopharma Corporation (Nasdaq: ABUS) and Syntimmune, Inc., which was acquired by Alexion Pharmaceuticals, Inc. Dr. Cheng holds a B.A. in biology from the Johns Hopkins University and a M.D. and Ph.D. in cellular and molecular biology from Columbia University College of Physicians and Surgeons. He completed his internal medicine residency at UCLA and was board certified in internal medicine. We believe Dr. Cheng is qualified to serve as a member of our board of directors due to his extensive experience in clinical development across multiple therapeutic areas.

Jane Henderson

Ms. Henderson has served as a member of our board of directors since April 2019. Ms. Henderson currently serves as the Chief Financial Officer of Apogee Therapeutics, a biotechnology company focused in the inflammation and immunology area, a position she has held since January 2023. Prior to joining Apogee, Ms. Henderson served as the Chief Financial Officer and Chief Business Officer of Adagio Therapeutics, Inc., a biotechnology company developing best-in-class antibody therapeutics for coronaviruses, a position she held from December 2020 to November 2022. Prior to joining Adagio Therapeutics, Ms. Henderson served as Chief Financial Officer of Turnstone Biologics Corp., a viral immuno-oncology company, from June 2018 to December 2020. Ms. Henderson also served as Chief Financial Officer and Senior Vice President of Corporate Development of Voyager Therapeutics, Inc., a gene therapy company, from January 2017 to June 2018, and as the Senior Vice President, Chief Financial and Business Officer of Kolltan Pharmaceuticals, Inc., an oncology biopharmaceutical company, from February 2013 until November 2016, when Kolltan Pharmaceuticals was acquired by Celldex Therapeutics, Inc. Prior to Kolltan Pharmaceuticals, Ms. Henderson served in various financial and business development executive roles at biopharmaceutical companies after spending almost 20 years in health care investment banking. Currently, Ms. Henderson serves on the board of directors of Cargo Therapeutics (Nasdaq: CRGX), a biopharmaceutical company and Ventus Therapeutics, Inc. a private biopharmaceutical company. Ms. Henderson has served on the board of directors of Sesen Bio Inc. (Nasdaq: SESN), a biopharmaceutical company and IVERIC bio, Inc. (Nasdaq: ISEE), a biopharmaceutical company. Ms. Henderson received a B.S. in psychology from Duke University. We believe that Ms. Henderson is qualified to serve on our board of directors due to her extensive financial leadership in the life sciences industry and in health care investment banking.

Mark T. Iwicki

Mr. Iwicki has served as a member of our board of directors since November 2018 and as the chairperson of our board of directors since April 2019. Mr. Iwicki currently serves as the Chief Executive Officer of Inhibikase Therapeutics, Inc., where he has been employed since February 2025. Prior to February 2025, Mr. Iwicki served as Chief Executive Officer of Kala Pharmaceuticals, Inc., from April 2015 to February 2025. From February 2014 to November 2014 Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics, Inc. From December 2012 to January 2014, Mr. Iwicki served as President and Chief Executive Officer and Director at Blend Therapeutics, Inc., now known as Tarveda Therapeutics, Inc., a biotechnology company. From 2007 to June 2012, Mr. Iwicki served in several roles, including Chief Commercial Officer, President and Chief Operating Officer and Director and Chief Executive Officer at Sunovion Pharmaceuticals, Inc., formerly Sepracor, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Iwicki held executive positions, including Vice President and Business Unit Head, at Novartis Pharmaceuticals Corporation, a pharmaceutical company. Currently, Mr. Iwicki serves on the board of directors for Inhibikase Therapeutics, Inc. (Nasdaq: IKT), Third Harmonic Bio, Inc. (Nasdaq: THRD), Merus N.V. (Nasdaq: MRUS), a biopharmaceutical company, KALA BIO, Inc. (Nasdaq: KALA) a biopharmaceutical company, Q32 Bio, Inc. (Nasdaq: QTTB), a biotechnology company and Aerovate Therapeutics, Inc. (Nasdaq: AVTE) a biopharmaceutical company. Mr. Iwicki previously served on the board of directors of Aimmune Therapeutics, Inc. (Nasdaq: AIMT), a biopharmaceutical company, from 2015 to 2020 and Pulmatrix, Inc. (Nasdaq: PULM), a biopharmaceutical company, from 2015 to 2021. Mr. Iwicki shall no longer serve on the board of directors of either Aerovate Therapeutics, Inc. following its merger with Jade Biosciences, Inc. on April 29, 2025 or Third Harmonic Bio, Inc. following its planned dissolution in the third quarter of 2025. In addition, on April 25, 2025, Mr. Iwicki provided notice to Q32 Bio, Inc. that he would be resigning from the board of directors and its respective committees effective as of December 31, 2025. Mr. Iwicki received a B.A. in business administration from Ball State University and an M.B.A. from Loyola University. We believe that Mr. Iwicki is qualified to serve on our Board due to his executive management and operational experience in the life science industry.

Class II Directors (Term Expires at 2027 Annual Meeting)

Seth L. Harrison, M.D.

Dr. Harrison has served as a member of our board of directors since April 2019 and previously from January 2017 to June 2018. Dr. Harrison has served as the managing partner of Apple Tree Partners, a series of venture capital funds investing in early-stage life sciences companies, including Akero, since 1999. During the past five years, Dr. Harrison served as a member of the board of directors of Stoke Therapeutics, Inc. (Nasdaq: STOK) and numerous private companies. Dr. Harrison also serves on the board of directors of the Harrison Atelier Foundation and Tortoise Foundation. Dr. Harrison received an A.B. from Princeton University, an M.D. and M.B.A. both from Columbia University, and completed a surgery internship at the Presbyterian Hospital in the City of New York. We believe that Dr. Harrison’s extensive experience as a senior executive and service on the board of directors of other life science companies qualifies him to serve as a member of our board of directors.

Graham L. Walmsley, M.D., Ph.D

Dr. Walmsley has served as a member of our board of directors since June 2018. Since August 2019, Dr. Walmsley has been a Co-Founder and Managing Member of Logos Capital, a fundamental biotechnology- focused hedge fund. He previously served as a Principal at Versant Ventures from July 2016 to August 2019 where he invested in biotechnology companies across funds totaling

$1.5 billion in assets under management. In addition, Dr. Walmsley served as Head of Business Development at Jecure Therapeutics, Inc., a preclinical stage biotechnology company, from June 2017 through its acquisition by Roche/Genentech in November 2018. Currently, Dr. Walmsley serves on the board of directors of Olema Pharmaceuticals, Inc. (Nasdaq: OLMA), a clinical-stage biotechnology company. Dr. Walmsley previously served on the board of directors of ALX Oncology Holdings Inc. (Nasdaq: ALXO) and Science 37 Holdings, Inc. (Nasdaq: SNCE). Dr. Walmsley received a B.A., summa cum laude in molecular and cell biology from the University of California, Berkeley and an M.D. and Ph.D. from Stanford University School of Medicine. We believe that Dr. Walmsley is qualified to serve on our board of directors due to his significant experience in the healthcare and biotechnology industry.

Yuan Xu, Ph.D.

Dr. Xu has served as a member of our board of directors since April 2021. Dr. Xu previously served as a board member and chief executive officer of Legend Biotech Co. (Nasdaq: LEGN) from March 2018 to August 2020. Before joining Legend, Dr. Xu was Senior Vice President at Merck & Co., Inc. from August 2015 to August 2017, where she led teams in biologics and vaccines discovery, development and commercialization. Prior to Merck, Dr. Xu served as a Vice President of Biologics and Site Head at Gilead Sciences, Inc. from March 2014 to August 2015, and previously held positions at Novartis AG, Amgen Inc, Chiron, Inc., GlaxoSmithKline PLC and Genentech Inc. Dr. Xu currently serves on the Board of Directors of Fate Therapeutics, Inc. (Nasdaq: FATE) and Xilio Therapeutics, Inc. (Nasdaq: XLO), and the Scientific Advisory Board and Manufacturing Advisory Board of National Resilience, Inc. Dr. Xu received a B.S. in biochemistry from Nanjing University and a Ph.D. in biochemistry from the University of Maryland. Dr. Xu also completed her post-doctoral training in virology and gene therapy at the University of California, San Diego. We believe that Dr. Xu is qualified to serve on our board of directors due to her extensive experience leading biotech companies, as well as her experience as a director of other companies.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors or affiliates is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

Executive Officers Who Are Not Directors

The following table identifies our executive officers and sets forth their current positions at Akero and their ages as of April 10, 2025. Biographical information for Dr. Cheng, our President and Chief Executive Officer, is set forth under the heading “Directors Continuing in Office” above.

Name	Position Held with Akero	Officer Since	Age
Scott Gangloff	Chief Technology Officer	2024	51
Patrick Lamy	Senior Vice President, Commercial Strategy	2023	52
Timothy Rolph, DPhil.	Chief Scientific Officer	2017	71
William White, J.D.	Chief Financial Officer and Head of Corporate Development and Treasurer	2019	52
Catriona Yale	Chief Development Officer	2018	53
Jonathan Young, J.D., Ph.D.	Chief Operating Officer and Secretary	2017	55

Scott Gangloff

Mr. Gangloff has served as our Chief Technical Officer since April 2024. Before joining our company, Mr. Gangloff served as Vice President, Global Biopharmaceutical Development at Incyte Corporation, a biotechnology company, from October 2017 to April 2024. Prior to Incyte, Mr. Gangloff helped start the biotech company, Outlook Therapeutics (formerly Oncobiologics), where he served as Head of Process Development and Manufacturing from May 2011 through October 2017. From July 1998 through May 2011, he served in various roles of increasing responsibility related to bioprocess development and manufacturing at Bristol Myers Squibb, a pharmaceutical company. Mr. Gangloff holds an ME in Chemical Engineering from Lehigh University.

Patrick Lamy

Mr. Lamy has served as our Senior Vice President of Commercial Strategy since January 2023. Before joining the Company, Mr. Lamy provided commercial strategy consulting services for a variety of small biotech companies and advertising agencies from September 2021 to December 2022. Prior to this, Mr. Lamy served as Vice President of Commercial at Iovance Therapeutics, Inc. (Nasdaq: IOVA) a biotechnology company, from October 2018 to February 2021. Prior to joining Iovance, Mr. Lamy served in various roles at Gilead Sciences, Inc., a biotechnology company, from April 2008 to September 2018, where he held roles in commercial strategy and marketing. Prior to this, Mr. Lamy held roles of increasing responsibility at Clinical Care Options, Novacea, and Gilead Sciences. Mr. Lamy holds an M.B.A. from the University of California, Berkeley and a B.Sc. in biochemistry and cellular biology from University of California, San Diego.

Timothy Rolph, DPhil.

Dr. Rolph has served as our co-founder and Chief Scientific Officer since April 2017. Before joining our company, Dr. Rolph served as a Venture Partner at Apple Tree Partners, a venture capital firm, from October 2016 to September 2018. From March 1994 to October 2016, Dr. Rolph served in various roles at Pfizer Inc., a pharmaceutical company, most recently as Senior Vice President, Program Value Enhancement from July 2014 to October 2016 and as Chief Scientific Officer, Cardiovascular and Metabolic and Endocrine Disease from January 2009 to June 2014. During his tenure at Pfizer Inc., Dr. Rolph also oversaw the Company’s FGF21 program. Dr. Rolph holds a B.Sc. in biochemistry from the University of London and a DPhil in muscle development from University of Oxford.

William White, J.D.

Mr. White has served as our Executive Vice President, Chief Financial Officer and Head of Corporate Development and Treasurer since April 2019. Before joining our company, Mr. White served as a Managing Director and Head of US Life Sciences Investment Banking at Deutsche Bank Aktiengesellschaft from September 2017 until March 2019. Prior to that position, Mr. White was a Managing Director in Healthcare Investment Banking at Citigroup Inc from May 2006 until September 2017. Previously, he served as an associate and later as a Vice President in Healthcare Investment Banking at Goldman, Sachs & Co., from November 2000 to March 2006. Mr. White currently serves on the board of directors of Ventyx Biosciences, Inc. (Nasdaq: VTYX) and Disc Medicine, Inc., (Nasdaq: IRON). Mr. White received an A.B. from Princeton University, an M.P.P. from Harvard University and a J.D. from Columbia University.

Catriona Yale

Ms. Yale has served as our Chief Development Officer since October 2018. Before joining the Company, Ms. Yale served in various roles at Gilead Sciences, Inc., a biotechnology company, from October 2001 to October 2018, where she held senior clinical research and operations roles and led global clinical operations and management of the Company’s oncology, HIV, inflammation and liver disease trials. Most recently, Ms. Yale served as Vice President of Clinical Operations at Gilead Sciences, Inc. from July 2016 to October 2018. Ms. Yale holds a B.Sc. in applied biology from Glasgow Caledonian University.

Jonathan Young, J.D., Ph.D.

Dr. Young served as our co-founder, President and Chief Executive Officer from April 2017 to September 2018, and since September 2018 as our co-founder, Executive Vice President, Chief Operating Officer and Secretary. Before joining the Company, Dr. Young served as a Venture Partner at Apple Tree Partners, a venture capital firm, from October 2016 to September 2018. From August 2014 to October 2016, he served as Vice President of Policy/Advocacy and General Counsel at Braeburn Pharmaceuticals, Inc. From October 2006 through August 2014, Dr. Young served in positions of increasing responsibility at FoxKiser LLP, a legal services firm, ultimately as Partner and General Counsel. He currently serves as Vice Chair of the board of the MedStar Health Research Institute, the research division of the MedStar Health system. Dr. Young holds a B.A. in history from Messiah College, an M.A. and Ph.D. in American history from the University of North Carolina at Chapel Hill and a J.D. from Yale Law School.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers or affiliates is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AKERO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

Akero’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte & Touche LLP as Akero’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte & Touche LLP has served as Akero’s independent registered public accounting firm since 2018.

The audit committee is solely responsible for selecting Akero’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint Deloitte& Touche LLP as Akero’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte &Touche LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Akero and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Akero incurred the following fees from Deloitte & Touche LLP, and its respective affiliates (the “Deloitte Entities”) for the audit of the consolidated financial statements of the Company, and for fees billed for other services provided by the Deloitte Entities, during the years ended December 31, 2024 and 2023. Akero’s Audit Committee approved 100% of the services provided by the Deloitte Entities.

	2024	2023
Audit fees (1)	$976,284	$954,014
Audit-related fees	—	—
Tax fees	—	—
All other fees (2)	1,895	1,895
Total fees	$978,179	$955,909
(1)
Audit fees consist of fees for the audit of our annual financial statements on Form 10-K, the review of our interim financial statements included in our quarterly reports on Form 10-Q and fees related to our registration statements including comfort letters and consents.
(2)
All other fees consist of an annual license fee for access to an accounting research software application.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2024 and 2023 fiscal years, no services were provided to us by Deloitte & Touche LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 2 requires that the votes properly cast FOR must exceed the votes properly cast AGAINST this proposal. Shares voting “abstain” and broker non-votes, if any, will have no effect on the outcome of Proposal 2.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as Akero’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board is committed to excellence in governance. As part of that commitment, as required by Section 14A(a)(1) of the Securities Exchange Act, our Board is providing our stockholders with an opportunity to approve, on a non-binding advisory basis, the compensation of our named executive officers.

As described in the section entitled “Executive Compensation” and in the accompanying tables and narrative disclosure, our executive compensation programs are designed to attract, motivate and retain top- performing senior executives; establish compensation opportunities that are competitive and reward performance; and align the interests of our senior executives with the interests of our stockholders to drive the creation of sustainable long-term value. This vote is not intended to address any specific item of compensation or the compensation of any specific officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement.

For the reasons discussed above, the Board unanimously recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and the other compensation related tables and disclosure.”

We urge you to read the Executive Compensation section of this Proxy Statement and the accompanying tables and narrative disclosure for additional details on the Company’s executive compensation, including our governance, framework, components, and the compensation decisions for the executive officers for the fiscal year ended December 31, 2024.

Vote Required and Board of Directors’ Recommendation

The resolution will be approved, on a non-binding advisory basis, if the votes properly cast FOR exceed the votes properly cast AGAINST the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. As this vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither our Board nor the Compensation Committee will be required to take any action as a result of the outcome of this vote. However, our Board and the Compensation Committee value the opinions of our stockholders, and the Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies.

The board of directors recommends voting “FOR” Proposal No. 3, on a non-binding advisory basis, of the compensation of the Company’s executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program as it relates to the following “named executive officers” or “NEOs” for 2024:

•
Andrew Cheng, M.D., Ph.D., our President and Chief Executive Officer;
•
William White, J.D., our Chief Financial Officer;
•
Scott Gangloff, our Chief Technology Officer;
•
Catriona Yale, our Chief Development Officer; and
•
Jonathan Young, J.D., Ph.D., our Chief Operating Officer

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

Business Overview and Fiscal Year 2024 and Recent Performance Highlights

We are a clinical-stage company dedicated to developing transformational treatments for patients with serious metabolic diseases marked by high unmet medical need, including metabolic dysfunction-associated steatohepatitis, or MASH, formerly known as non-alcoholic steatohepatitis, or NASH.

In 2024, we progressed our Phase 2b clinical trial in patients with cirrhosis due to MASH known as SYMMETRY and our Phase 3 program called SYNCHRONY, which is comprised of three ongoing clinical trials (Outcomes, Histology, and Real-World) for patients with compensated cirrhosis (F4) due to MASH and pre-cirrhotic MASH (F2-F3). We made significant progress on our corporate goals for 2024, which were adopted in December 2023, including the following achievements that impacted executive compensation:

•
Activation of clinical sites in all planned ex-US countries across all studies in our global Phase 3 SYNCHRONY program;
•
Achievement of patient enrollment targets throughout our global Phase 3 SYNCHRONY program;
•
Read-out of week 96 results from HARMONY, a Phase 2b trial evaluating the efficacy and safety of EFX in patients with pre-cirrhotic MASH, fibrosis stage 2 or 3 (F2-F3); and
•
Raising approximately $367 million in gross proceeds from the issuance of new shares through a follow-on public offering in March 2024 and approximately $80 million through an at-the-market facility.

In January 2025, we reported preliminary topline week 96 results from SYMMETRY, a Phase 2b trial evaluating the efficacy and safety of EFX in patients with biopsy-confirmed compensated cirrhosis (F4), Child-Pugh Class A, due to MASH, showing statistically significant reversal of compensated cirrhosis (F4) due to MASH. Upon announcement of these results, we raised approximately $403 million in gross proceeds from the issuance of new common shares and pre-funded warrants through an underwritten public offering.

Fiscal Year 2024 Executive Compensation Program Highlights

The goal of our compensation programs is to ensure that the interests of our employees, including our named executive officers, are aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

We provide our executive officers with a significant portion of their compensation through cash incentive compensation determined based upon the achievement of financial, operational and individual performance metrics as well as through equity compensation. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our financial and operational performance. Equity compensation derives its value from the appreciation of shares of our common stock, which in the future is likely to fluctuate based on our financial and operational performance.

Highlights of our fiscal year 2024 executive compensation program include:

•
Base salaries. Based on the annual review, the board of directors approved the merit increases described in “Primary Elements of Our Executive Compensation Program—2024 Base Salary” below.
•
Annual Short-Term Incentive Compensation. As described in more detail below, under the heading “2024 Executive Compensation Program In Detail,” based on our performance during fiscal year 2024, our compensation committee and board of directors determined that we achieved 100% of our Company goals for fiscal year 2024, which allows us to focus our efforts and further advance our programs and business goals in fiscal year 2025 and beyond.
•
Long-Term Incentive Compensation. On December 16, 2024, our compensation committee approved an equity grant using a mix of stock options and restricted stock units (“RSUs”) to each of our named executive officers in recognition of achievements and performance during 2024.

Consideration of Say-On-Pay Advisory Vote

The compensation committee considered the results of the non-binding advisory vote on the compensation of our named executive officers conducted at our 2024 Annual Meeting of Stockholders, commonly known as a “Say-on-Pay” vote. At our 2024 Annual Meeting, our say-on-pay proposal received approximately 95% of votes cast. We believe this vote is indicative of strong support for our pay programs and their general design. Accordingly, our compensation committee maintained the general structure of our pay programs for 2024.

Best Compensation Practices & Policies

In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

What We Do
●	Deliver executive compensation primarily through performance-based pay
●	Maintain an industry-specific peer group for benchmarking pay
●	Target pay at levels consistent with similarly sized and staged industry peers
●	Offer market-competitive benefits for executives that are consistent with the rest of our employees
●	Consult with an independent compensation consultant on compensation levels and practices

What We Don’t Do
×	Allow hedging or pledging of equity
×	Provide excessive perquisites
×	Provide supplemental executive retirement plans
×	Provide tax gross-up payments for any change-of- control payments

Overview of Executive Compensation Program

Executive Compensation Philosophy and Objectives

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary goals:

•
attract, motivate and retain top-performing senior executives;
•
establish compensation opportunities that are competitive and reward performance; and
•
align the interests of our senior executives with the interests of our stockholders to drive the creation of sustainable long-term value.

Elements of Compensation

Our executive compensation program is designed to be reasonable and competitive, and balance our goal of attracting, motivating, rewarding and retaining top-performing senior executives with our goal of aligning their interests with those of our stockholders. The compensation committee annually evaluates our executive compensation program to ensure that it is consistent with our short-term and long-term goals and the dynamic nature of our business.

The compensation of our named executive officers in fiscal year 2024 consisted of the following elements:

Compensation Element	Purpose	Features
Base Salary	To provide a fair and competitive base level of compensation for services rendered	Fixed annual salary competitive with our peers and the industry
Annual Short-Term Incentive Compensation	To motivate and reward for achievements relative to our goals and expectations for each fiscal year	Annual cash bonus with payment of a targeted amount contingent on achievement of corporate results, with payout on a sliding scale depending on over or under-achievement of corporate results
Equity Incentive Compensation	To align executives’ interests with those of our stockholders and provide an incentive for our executives to remain with us

Stock options and restricted stock units that vest over time. With stock options our executives can realize value to the extent that the market price of our common stock increases and with restricted stock units, our executives are able to build stock ownership in a less dilutive manner to our stockholders

Other Benefits	To provide market-competitive benefits to enable our executives to maintain their health and welfare, and to save for their retirement	Benefit plans such as medical, dental, and life and disability insurance plans; 401(k) plan; we do not provide material executive perquisites or supplemental executive benefits

The Decision Making Process

Role of our Compensation Committee and Board of Directors

The compensation committee discharges many of the responsibilities of our board of directors relating to the compensation of our executive officers, including our named executive officers. The compensation committee oversees and evaluates our compensation and benefits policies generally, and the compensation plans, policies and practices applicable to our chief executive officer and other executive officers. As described below, the compensation committee retains an independent compensation consultant to provide support in its review and assessment of our executive compensation program.

Prior to the beginning of each year, the compensation committee reviews and recommends to the board of directors for approval, in the case of our chief executive officer, or approves, in the case of each of our other named executive officers, the primary elements of compensation — base salary increases, annual cash bonuses, and annual equity awards. In addition, the compensation committee may deem it advisable to review and approve subsequent compensation opportunities for our executive officers, including our named executive officers.

The compensation committee’s specific responsibilities are set forth in its charter, which can be found on the corporate governance section of our website, https://ir.akerotx.com/corporate-governance/documents-charters.

Role of our Chief Executive Officer and Other Executive Officers

Our chief executive officer is responsible for making recommendations to the compensation committee for the base salary and all other elements of our compensation program for our other executive officers. The compensation committee advises on the compensation of our chief executive officer, but the ultimate determinations on his compensation are made solely by the Board, without the chief executive officer’s participation. While the compensation committee will consider the chief executive officer’s recommendations regarding the compensation of other executive officers, it independently evaluates his recommendations and makes all final compensation decisions relating to all executive officers other than the chief executive officer.

Role of the Independent Compensation Consultant

The compensation committee has the authority to engage and retain an independent compensation consultant to provide independent counsel and advice. From time to time, the committee assesses the effectiveness of the independent compensation consultant in meeting the committee’s needs. For 2024, the compensation committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) as the independent compensation consultant for matters related to overall compensation program design, peer group development and updates, and benchmarking executive officer and board of director compensation programs.

The compensation committee has assessed the independence of Pearl Meyer consistent with Nasdaq listing standards and has concluded that the engagement does not raise any conflicts of interest.

Use of Competitive Market Data and Peer Groups

In evaluating the total target compensation opportunities of our named executive officers, our compensation committee establishes a peer group of publicly traded companies in the pharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

•
companies that are at a similar stage of development to us;
•
companies with a similar operating size and scale, as indicated by headcount and annual operating expenses;
•
companies with comparable market capitalizations to ours; and
•
companies operating in similar geographies to us, and against which we compete for executive talent.

Based on these criteria, our peer group for 2024, as approved by our compensation committee, was comprised of the following companies:

89bio, Inc.	Aclaris Therapeutics, Inc.	AnaptysBio, Inc.
Crinetics Pharmaceuticals, Inc.	Kura Oncology, Inc.	Madrigal Pharmaceuticals, Inc.
MannKind Corporation	Mirum Pharmaceuticals, Inc.	Morphic Holding, Inc.
RAPT Therapeutics, Inc.	REGENXBIO Inc.	Replimune Group, Inc.
Syndax Pharmaceuticals, Inc.	Terns Pharmaceuticals, Inc.	Tyra Biosciences, Inc.
Ventyx Biosciences, Inc.	Viking Therapeutics, Inc.

For 2024, our compensation committee did not target a specific pay percentile and instead sought to position cash and long-term incentive compensation generally within a competitive range of our peer group. Although the compensation committee and the board of directors target compensation per the above, they also consider other criteria, including market factors, the experience level of the executive and the executive’s performance against established Company goals, in determining variations to this general target range. We believe that the compensation practices of our 2024 peer group provided us with appropriate compensation data for evaluating the competitiveness of the compensation of our named executive officers for 2024.

Compensation-Setting Factors

When reviewing and approving, or recommending to the board of directors as applicable, the amount of each compensation element and the target total compensation opportunity for our executive officers, the compensation committee considers the following factors:

•
our performance against the annual corporate goals established by the compensation committee in consultation with management;
•
each executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;
•
the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;
•
the performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance, ability to lead his or her department and work as part of a team, all of which reflect our core values;
•
compensation parity among our executive officers;
•
our retention goals;
•
our financial performance relative to our peers;

•
the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels; and
•
the recommendations provided by our chief executive officer with respect to the compensation of our other executive officers.

These factors provide the framework for compensation decisions for each of our named executive officers. The compensation committee and the board of directors, as applicable, do not assign relative weights or rankings to these factors, and do not consider any single factor as determinative in the compensation of our executive officers. Rather, the compensation committee and the board of directors, as applicable, rely on their own knowledge and judgment in assessing these factors and making compensation decisions.

2024 Executive Compensation Program In Detail

Base Salary

We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. Typically, prior to the beginning of each year, the compensation committee reviews base salaries for our executive officers, including our named executive officers, based on such factors to determine if an increase is appropriate. In addition, base salaries may be adjusted in the event of a promotion or significant change in responsibilities. Our compensation committee has historically determined our executives’ base salaries. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer.

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salary levels are reviewed annually. When making adjustments, the compensation committee considers the Company’s overall performance; the executive’s individual performance; the executive’s experience, career potential, and tenure with the Company; and competitive market practices. Decisions are generally made during December of the prior fiscal year and effective January 1 of the following year.

Based on the annual review, the board of directors approved merit increases to our NEOs effective January 1, 2024 as follows:

Name	2023 Base Salary ($)	2024 Base Salary ($)	% Change
Andrew Cheng (PEO)	$660,000	$686,000	3.94%
William White (PFO)	$475,000	$510,000	7.37%
Scott Gangloff (1)	—	$465,000	n/a
Catriona Yale	$475,000	$494,000	4.00%
Jonathan Young	$471,000	$490,000	4.03%
(1)
Mr. Gangloff began employment with the Company in April 2024.

Annual Short-Term Incentive Plan

Our cash incentive bonus plan motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his or her annual base salary. Actual award payouts are based upon an assessment by the board of directors of the Company’s achievement against the performance objectives for the year.

2024 Target Annual Bonuses

In December 2023, the compensation committee reviewed the target annual bonuses of our executive officers, including our named executive officers. The compensation committee considered the factors described in “Governance of Executive Compensation Program — Compensation-Setting Factors” above, particularly the market data from the companies in the compensation peer group, and determined to maintain the target bonus percentages for 2024. Accordingly, the compensation committee approved the 2024 target bonuses of our named executive officers as set forth below:

Name	2023 Target Bonus (%)	2024 Target Bonus (%)
Andrew Cheng (PEO)	60%	60%
William White (PFO)	45%	45%
Scott Gangloff	—	45%
Catriona Yale	45%	45%
Jonathan Young	45%	45%

2024 Performance Goals and Results

In December 2023, the compensation committee adopted corporate goals for 2024 and, at the end of 2024, our compensation committee evaluated Company performance based upon achievement against such corporate goals. The goals were divided into base goals, amounting to 100% of bonus target if all were achieved, and stretch goals, which would result in up to an additional 50% if all were achieved. The base goals included the following, with the goals relating to the Phase 3 SYNCHRONY site activation, patient enrollment and U.S. Food and Drug Administration (“FDA”) alignment comprising nearly half of the overall weighting.

•
Activation of clinical sites in all planned ex-US countries and patient enrollment targets across all studies in the global Phase 3 SYNCHRONY program;
•
Alignment with FDA on clinical trial design and endpoints for the Phase 3 SYNCHRONY Outcomes study;
•
Read-out from the Phase 2b HARMONY study week 96 results and completion of data collection from the Phase 2b SYMMETRY study week 96 visits;
•
Completion of various Process Performance Qualification activities to advance manufacturing processes in preparation for commercial scale conditions; and
•
Strengthening the Company’s capital structure by raising additional funding to perform Phase 3 clinical development as well as manufacturing requirements necessary to support Phase 3 clinical trials and commercial launch.

2024 Annual Cash Bonuses

In December 2024, the compensation committee determined that the Company had effectively achieved 100% of its corporate goals for the fiscal year ended December 31, 2024. In light of such achievement, the board approved cash incentive bonuses for our named executive officers for fiscal year 2024 at 100% of target levels.

The cash incentive bonus targets as a percentage of base salary and the actual cash incentive bonus amounts and actual cash incentive bonus amounts as a percentage of base salary paid to our named executive officers with respect to performance in fiscal year 2024 are set forth in the table below.

Name	2024 Target Cash Incentive Award (% of 2024 Base Salary)	2024 Target Cash Incentive Award Opportunity ($)	2024 Cash Incentive Award Payment ($)	2024 Actual Cash Incentive Award Payment (% of 2024 Target Cash Incentive Award Opportunity)
Andrew Cheng (PEO)	60%	$411,600	$411,600	100%
William White (PFO)	45%	$229,500	$229,500	100%
Scott Gangloff (1)	45%	$140,643	$140,643	100%
Catriona Yale	45%	$222,300	$222,300	100%
Jonathan Young	45%	$220,500	$220,500	100%

(1) Mr. Gangloff commenced employment with us in April 2024. Accordingly, Mr. Gangloff’s 2024 target cash incentive opportunity represents the prorated portion of his annual incentive opportunity.

Long-Term Incentives

Equity compensation is a crucial component of any competitive executive compensation package we offer. Our long-term program is designed to:

•
align executives’ interests with those of our stockholders by providing incentives (stock options) that will only have value if our share price rises; and
•
provide a meaningful incentive for our executives to remain with us for the long-term.

Stock Options and Restricted Stock Units

We grant stock options and restricted stock units to our executives to align their interests with those of our stockholders and to support our retention objectives. With stock options, our executives can realize value only to the extent that the market price of our common stock increases during the period that the option is outstanding. With restricted stock units, our executives not only derive additional value from stock price appreciation, but also build actual stock ownership. Restricted stock units are also less dilutive to our stockholders because they require fewer shares than stock options to deliver the same value. The compensation committee reviews the equity awards for our executive officers, including our NEOs, and determines the size and relative weighting of the annual equity awards it deems reasonable and appropriate based on the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above. The size and relative weighting is the same for each of our executive officers, including our NEOs, who are at the same level.

In December 2024, our board of directors approved the grant of stock options and restricted stock units under our 2019 Stock Option and Incentive Plan (the “2019 Plan”) to each of our named executive officers in recognition of achievements and performance during 2024. The following table sets forth the 2024 annual equity awards for our NEOs:

Name	Stock Option Award (# Shares)		Restricted Stock Units (# Shares)
Andrew Cheng (PEO)	295,600		98,500
William White (PFO)	73,700		24,300
Scott Gangloff	73,700	(1)	24,300
Catriona Yale	73,700		24,300
Jonathan Young	73,700		24,300

(1) Mr. Gangloff also received a grant of 225,000 stock options upon his employment with the Company in April 2024. Twenty-five percent of this option grant vests and becomes exercisable on April 29, 2025, with the remaining seventy-five percent vesting in thirty-six equal monthly installments thereafter, subject to Mr. Gangloff’s continued service with the Company through the applicable vesting date.

Each of the stock options granted to our named executive officers in December 2024 vests in 48 equal monthly installments over the four-year period following the grant date, provided that the executive officer remains in service through the applicable vesting date. Each of the restricted stock unit awards, granted to our named executive officers in 2024 vests in eight equal semi-annual installments over the four-year period following the grant, provided that the executive officer remains in service through the applicable vesting date.

Benefits and Other Compensation

Health and Welfare Benefits

Our executive officers, including our named executive officers, are eligible to participate in the same employee benefit plans that are generally available to all of our employees, subject to the satisfaction of certain eligibility requirements, such as medical, dental, and life and disability insurance plans. We pay, on behalf of our employees, all of the premiums for health, life and disability insurance.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan for eligible employees in the United States to save for retirement on a tax advantaged basis. Under our 401(k) plan, employees may elect to defer up to 90% of their eligible compensation subject to applicable annual limits set pursuant to the Internal Revenue Code of 1986, as amended (the “Code”).

Our 401(k) plan permits participants to make both pre-tax and certain after-tax (Roth) deferral contributions. The retirement plan is intended to qualify under Section 401(a) of the Internal Revenue Code. Employees are 100% vested in their contributions to the 401(k) plan.

2019 Employee Stock Purchase Plan

Our executive officers, including our NEOs, are eligible to participate in our 2019 Employee Stock Purchase Plan (the “ESPP”) on the same basis as our other full-time employees. The ESPP permits eligible employees to set aside a portion of their compensation during a six-month offering period and use such contributions to purchase shares of our common stock at a purchase price equal to 85% of the lower of the fair market value of the shares on the first business day of the offering period or the last business day of the purchase period.

Perquisites

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him more efficient and effective, and for recruitment and retention purposes. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make him more efficient and effective, and for recruitment, motivation or retention purposes.

Other Benefits

We do not offer any defined benefit pension plans or nonqualified deferred compensation arrangements to our employees.

Employment Agreements

We have entered into employment agreements with each of our named executive officers. The terms of these agreements were developed with input from our compensation consultant at the time regarding severance practices at comparable companies, and are designed to attract, retain and reward senior level employees.

We believe that these protections serve our retention objectives by helping our named executive officers and other key employees maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company. For more information, see the section titled “Potential Payments Upon Termination or Change in Control”.

Other Compensation Practices and Policies

Compensation Recovery Policy

In accordance with the requirements of the SEC and Nasdaq listing rules, the compensation committee has adopted a compensation recovery policy effective as of September 13, 2023. The compensation recovery policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.

Insider Trading Policy

Our Board has adopted an Insider Trading Policy, which governs the purchase, sale and/or other dispositions of our securities that applies to all of our directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our stock trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Policy Prohibiting Hedging and Pledging

Our Insider Trading Policy prohibits our executive officers, the non-employee members of our board of directors and certain designated employees, consultants and contractors who in the course of the performance of their duties have access to material, nonpublic information regarding the Company from engaging in the following transactions:

•
selling any of our securities that they do not own at the time of the sale (a “short sale”);
•
buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engaging in any other hedging transaction with respect to our securities at any time;
•
using our securities as collateral in a margin account; and
•
pledging our securities as collateral for a loan (or modifying an existing pledge).

As of the date of this Proxy Statement, none of our NEOs had previously sought or obtained approval from the Compensation Committee to engage in any hedging or pledging transaction involving our securities.

Practices Related to the Grant of Certain Equity Awards

The Company maintains a structured equity grant timing process designed to ensure compliance with applicable securities laws, corporate governance best practices, and the avoidance of material nonpublic information (“MNPI”) in granting equity awards. The compensation committee approves all equity grants, including stock options and restricted stock units, on a predetermined schedule, with grant dates set in advance to occur outside of blackout periods and when the Company is not in possession of MNPI. Stock option exercise prices are set at the closing price of the Company’s common stock on the grant date, in accordance with the Company’s equity plan and applicable securities regulations. This process is designed to prevent any appearance of opportunistic grant timing and to ensure that equity awards are made in a manner that reflects long-term stockholder value creation. By adhering to a fixed grant schedule and robust governance framework, the Company reinforces its commitment to transparency, fairness, and regulatory compliance in equity compensation practices. During fiscal year 2024, we did not grant stock options to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Under Section 162(m) of the Code, compensation paid to our “covered employees” (including our executive officers) in excess of $1 million is generally not deductible by us. While the Company will monitor guidance and developments in this area, the compensation committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the compensation committee may pay or provide compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.

Section 409A of the Internal Revenue Code

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board (FASB) standard ASC Topic 718 for our stock-based compensation awards, which requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our Company and stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our compensation committee endorses, several controls to address and mitigate compensation related risk. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement required by Item 402(b) of Regulation S-K with our management. Based on the review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement, which is incorporated by reference in our annual report on Form 10-K for the fiscal year ended December 31, 2024.

By the Compensation Committee of the Board of Directors of Akero Therapeutics, Inc.

Mark Iwicki, Chairperson

Graham Walmsley

Yuan Xu

April 28, 2025

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our NEOs for the years indicated.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan ($) (3)	Total ($)
Andrew Cheng, M.D. Ph.D. (PEO)	2024	686,000	—	2,879,155	6,489,100	411,600	10,465,855
President and Chief Executive Officer	2023	660,000	—	1,818,920	5,979,787	376,200	8,834,907
	2022	624,000	—	2,248,475	6,973,168	600,600	10,446,243
William White, J.D. (PFO)	2024	510,000	—	710,289	1,617,885	229,500	3,067,674
Chief Financial Officer	2023	475,000	—	645,715	2,968,488	203,063	4,292,266
	2022	452,000	—	824,425	2,556,818	316,400	4,149,643
Scott Gangloff (4)	2024	313,577	—	710,289	4,947,547	140,643	6,112,056
Chief Technology Officer	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—
Catriona Yale	2024	494,000	—	710,289	1,617,885	222,300	3,044,474
Chief Development Officer	2023	475,000	—	645,715	2,122,820	203,063	3,446,598
	2022	444,000	—	824,425	2,556,818	310,800	4,136,043
Jonathan Young, J.D., Ph.D.	2024	490,000	—	710,289	1,617,885	220,500	3,038,674
Chief Operating Officer	2023	471,000	—	645,715	2,122,820	201,353	3,440,888
	2022	449,000	—	824,425	2,556,818	314,300	4,144,543
1.
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the RSUs granted during 2024, 2023 and 2022, as applicable, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. These amounts also do not reflect the actual economic value that may be realized by the NEOs upon the vesting or settlement of RSUs or the sale of the common stock underlying such awards.
2.
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2024, 2023 and 2022, as applicable, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
3.
The amounts in this column for 2024, 2023 and 2022 reflect cash bonuses paid in December 2024 for 2024 performance, discretionary bonuses paid in December 2023 for 2023 performance and discretionary cash bonuses paid in December 2022 for 2022 performance, respectively, except for the 2022 amount for Mr. White which was paid in January 2023.
4.
Mr. Gangloff began employment with the Company in April 2024. Accordingly, the amount reported for salary represents the amount earned following commencement of his employment, and the amount of his annual bonus was prorated to reflect his partial year of employment.

Grants of Plan-Based Awards for Fiscal Year 2024

The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2024 to the Company’s named executive officers.

Name and Award Type	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Target ($) (1)	All Other Stock Awards: Number of Shares of Stock (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Andrew Cheng (PEO)
Annual cash incentive bonus	—	427,800	—	—	—	—
Time-based stock options	12/16/24	—	—	295,600	29.23	6,489,100
Time-based RSUs	12/16/24	—	98,500	—	—	2,879,155
William White (PFO)
Annual cash incentive bonus	—	238,500	—	—	—	—
Time-based stock options	12/16/24	—	—	73,700	29.23	1,617,885
Time-based RSUs	12/16/24	—	24,300	—	—	710,289
Scott Gangloff
Annual cash incentive bonus	—	140,643	—	—	—	—
Time-based stock options	04/29/24	—	—	225,000	19.62	3,329,663
Time-based stock options	12/16/24	—	—	73,700	29.23	1,617,885
Time-based RSUs	12/16/24	—	24,300	—	—	710,289
Catriona Yale
Annual cash incentive bonus	—	231,300	—	—	—	—
Time-based stock options	12/16/24	—	—	73,700	29.23	1,617,885
Time-based RSUs	12/16/24	—	24,300	—	—	710,289
Jonathan Young
Annual cash incentive bonus	—	229,500	—	—	—	—
Time-based stock options	12/16/24	—	—	73,700	29.23	1,617,885
Time-based RSUs	12/16/24	—	24,300	—	—	710,289
(1)
The amounts shown in the target column reflect the target payouts for 2024 performance under the Company’s 2020 short-term incentive compensation program. Mr. Gangloff commenced employment with us in April 2024 and, accordingly, the annual cash incentive bonus reported above represents the prorated portion of his target annual cash incentive bonus.
(2)
The amounts shown represent time-based RSUs granted pursuant to our 2019 Plan, which amounts will be payable in shares of our common stock if the service-based conditions for such time-based RSUs are met. These time-based RSUs for our NEOs vest semi-annually over four years, subject to the NEO’s continued employment or other service relationship with us through each applicable vesting date.
(3)
Represents time-based stock options that vest as described in the footnotes to the “Outstanding Equity Awards at 2024 Year-End Table” below.
(4)
Based upon the closing sales price of our common stock as reported on the Nasdaq Global Select Market on the date of grant.
(5)
The grant date fair value, computed in accordance with FASB ASC Topic 718, represents the value of stock and option awards granted during the year. The amounts reported in this table reflect our accounting expense, excluding the effect of estimated forfeitures, and may not represent the amounts our NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table presents information regarding all outstanding equity awards held by each of our named executive officers on December 31, 2024.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#) (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Andrew Cheng (PEO)	102,212	(3)	—		0.62	09/08/28	—		—
	13,022	(4)	—		6.36	01/16/29	—		—
	10,000	(5)	—		16.00	06/19/29	—		—
	234,000	(6)	—		21.09	12/13/29	—		—
	242,500	(7)	—		28.35	12/08/30	—		—
	104,612	(8)	65,416	(8)	21.10	12/08/31	—		—
	111,029	(9)	—		21.10	12/08/31	—		—
	117,790	(10)	117,790	(10)	42.95	12/09/32	—		—
	102,984	(11)	308,952	(11)	19.87	12/08/33	—		—
	—		295,600	(12)	29.23	12/16/34	—		—
	—		—		—	—	26,176	(13)	728,216
	—		—		—	—	68,656	(14)	1,910,010
	—		—		—	—	98,500	(15)	2,740,270
William White (PFO)	43,709	(6)	—		21.09	12/13/29	—		—
	77,580	(7)	—		28.35	12/08/30	—		—
	65,415	(8)	21,806	(8)	21.10	12/08/31	—		—
	87,221	(9)	—		21.10	12/08/31	—		—
	43,189	(10)	43,189	(10)	42.95	12/09/32	—		—
	32,432	(16)	50,968	(16)	14.08	11/09/33	—		—
	12,187	(11)	109,678	(11)	19.87	12/08/33	—		—
	—		73,700	(12)	29.23	12/16/34	—		—
	—		—		—	—	9,598	(13)	267,016
	—		—		—	—	24,373	(14)	678,057
	—		—		—	—	24,300	(15)	676,026
Scott Gangloff	—		225,000	(17)	19.62	4/29/1934	—		—
	—		73,700	(12)	29.23	12/16/34	—		—
	—		—		—	—	24,300	(15)	676,026
Catriona Yale	16,849	(18)	—		0.62	10/18/28	—		—
	15,172	(4)	—		6.36	01/16/29	—		—
	74,354	(6)	—		21.09	12/13/29	—		—
	77,580	(7)	—		28.35	12/08/30	—		—
	36,354	(8)	21,806	(8)	21.10	12/08/31	—		—
	78,147	(9)	—		21.10	12/08/31	—		—
	43,189	(10)	43,189	(10)	42.95	12/09/32	—		—
	36,559	(11)	109,678	(11)	19.87	12/08/33	—		—
	—		73,700	(12)	29.23	12/16/34	—		—
	—		—		—	—	9,598	(13)	267,016
	—		—		—	—	24,373	(14)	678,057
	—		—		—	—	24,300	(15)	676,026
Jonathan Young	43,064	(19)	—		6.36	01/16/29	—		—
	4,284	(6)	—		21.09	12/13/29	—		—
	77,580	(7)	—		28.35	12/08/30	—		—
	65,415	(8)	21,806	(8)	21.10	12/08/31	—		—
	86,731	(9)	—		21.10	12/08/31	—		—
	43,189	(10)	43,189	(10)	42.95	12/09/32	—		—
	36,559	(11)	109,678	(11)	19.87	12/08/33	—		—
	—		73,700	(12)	29.23	12/16/34	—		—
	—		—		—	—	9,598	(13)	267,016
	—		—		—	—	24,373	(14)	678,057
	—		—		—	—	24,300	(15)	676,026
(1)
All of the outstanding equity awards held by our NEOs will become fully vested and exercisable or non-forfeitable, as applicable, if the NEO is terminated without Cause or resigns for Good Reason, in either case, within 12 months following a Sale Event. The vesting acceleration of the outstanding equity awards held by our NEOs is described in greater detail in the section entitled “— Employment arrangements with our named executive officers”.
(2)
Computed in accordance with SEC rules as the number of unvested shares or units multiplied by the closing market price of a share of our common stock on December 29, 2024, which was $27.82. The actual value (if any) to be realized by the NEO depends on whether the shares or units vest and the future performance of our common stock.

(3)
Subject shares relate to a stock option grant of 431,551 shares where 25% of the shares vested on September 1, 2019 and the remaining shares vest monthly in 36 equal installments thereafter, subject to the NEO’s continuous service through each such vesting date. In April 2019 the Board amended the option to allow for the early exercise of 134,859 shares, all of which were exercised and have vested.
(4)
25% of the shares subject to the stock option grant vested on October 1, 2019, and the remaining shares vest monthly in 36 equal installments thereafter, subject to the NEO’s continuous service through each such vesting date.
(5)
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of June 19, 2019, such that all of the options will be vested on June 19, 2023, subject to the NEO’s continuous service through each such vesting date.
(6)
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of December 13, 2019, such that all of the options will be vested on December 13, 2023, subject to the NEO’s continuous service through each such vesting date.
(7)
1/48th of the shares subject to the stock option grant vest on a monthly basis commencing upon December 8, 2020, such that all of the options will be vested on December 8, 2024, subject to the NEO’s continuous service through each such vesting date.
(8)
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of December 8, 2021, such that all of the options will be vested on December 8, 2025, subject to the NEO’s continuous service through each such vesting date.
(9)
Subject shares vested in 2022 in one-third increments in connection with the achievement of three specified development milestones in 2022.
(10)
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of December 9, 2022, such that all of the options will be vested on December 9, 2026, subject to the NEO’s continuous service through each such vesting date.
(11)
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of December 8, 2023, such that all of the options will be vested on December 8, 2027, subject to the NEO’s continuous service through each such vesting date.
(12)
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of December 16, 2024, such that all of the options will be vested on December 16, 2028, subject to the NEO’s continuous service through each such vesting date.
(13)
1/16th of the RSUs vest on a quarterly basis from the vesting commencement date of December 9, 2022, such that all of the RSUs will be fully vested on December 9, 2026, subject to the NEO’s continuous service through each such vesting date.
(14)
1/8th of the RSUs vest on a semi-annual basis from the vesting commencement date of December 8, 2023, such that all of the RSUs will be fully vested on December 8, 2027, subject to the NEO’s continuous service through each such vesting date.
(15)
1/8th of the RSUs vest on a semi-annual basis from the vesting commencement date of December 16, 2024, such that all of the RSUs will be fully vested on December 16, 2028, subject to the NEO’s continuous service through each such vesting date.
(16)
1/3rd of the shares subject to the stock option grant vest on the one-year anniversary of the vesting commencement date of November 9, 2023 and the remaining shares vest in twelve equal monthly installments thereafter, subject to the NEO’s continuous service through each such vesting date.
(17)
25% of the shares subject to the stock option grant vest on April 29, 2025, and the remaining shares vest monthly in 36 equal installments thereafter, subject to the NEO’s continuous service through each such vesting date.
(18)
Subject shares relate to a stock option grant of 130,324 shares where 25% of the shares vested on October 1, 2019 and the remaining shares vest monthly in 36 equal installments thereafter, subject to the NEO’s continuous service through each such vesting date. In April 2019 the board of directors amended the option to allow for the early exercise of 28,779 shares, all of which were exercised and have vested.
(19)
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of January 1, 2019, such that all of the options will be vested on January 1, 2023, subject to the NEO’s continuous service through each such vesting date.

Option Exercises and Stock Vested in Fiscal Year 2024

The following table sets forth for each of the named executive officers, information with respect to the exercise of stock options and the vesting of restricted stock unit awards during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Andrew Cheng (PEO)	364,538	5,057,744	35,973	978,162
William White (PFO)	289,992	4,947,655	12,923	351,433
Scott Gangloff	—	—	—	—
Catriona Yale	117,499	2,521,602	12,923	351,433
Jonathan Young	164,037	3,055,220	12,923	351,433
(1)
The value realized upon the exercise of stock options is calculated by (a) subtracting the stock option exercise price from the market price on the date of exercise to get the realized value per share and (b) multiplying the realized value per share by the number of shares underlying stock options exercised.
(2)
The value realized upon the vesting of stock awards is calculated by multiplying the number of underlying shares of stock by the market price on the vesting date.

Potential Payments Upon Termination or Change in Control

Employment, Severance and Change in Control Arrangements

In May 2019, we entered into amended and restated employment agreements with each of our named executive officers serving at that time. Each of our named executive officers is employed at will. These employment agreements contain provisions that provide for certain payments and benefits in the event of an involuntary termination of employment. In addition, the named executive officers may be entitled to accelerated vesting of their outstanding and unvested awards in certain circumstances. The information below describes certain compensation that may become due as a result of certain events. These payments and benefits are in addition to benefits available generally to salaried employees, including an ability to participate in our Section 401(k) plan, and our ESPP, accrued benefits under our health and welfare plans and arrangements and vacation pay or other accrued benefits under our medical and dental insurance plans, that are not generally described.

Andrew Cheng, M.D., Ph.D.

Dr. Cheng entered into a new employment agreement with us, effective upon the consummation of our IPO, in May 2019. Under Dr. Cheng’s new employment agreement, in the event that Dr. Cheng’s employment is terminated by us without cause or Dr. Cheng resigns with good reason, each outside of the change in control period (as defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive:

•
An amount equal to 12 months of his base salary; and
•
Subject to electing COBRA health continuation, continuation of group health coverage at the same rate as if he were an active employee for up to 12 months.

In the event that Dr. Cheng’s employment is terminated by us without cause or Dr. Cheng resigns with good reason, in either case within 12 months following a change in control (as defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, then in lieu of the foregoing payments and benefits, he will be entitled to receive:

•
A lump sum cash payment equal to 18 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus 1.5 times his target bonus in effect immediately prior to the change in control;
•
Full acceleration of all time-based equity awards held by Dr. Cheng; and
•
Subject to electing COBRA health continuation, continuation of group health coverage at the same rate as if he were an active employee for up to 18 months.

If Dr. Cheng’s employment is terminated by us without cause or Dr. Cheng resigns with good reason, then Dr. Cheng shall have until the earlier of (i) the original 10-year expiration date for such vested stock options, or (ii) 12 months following his date of termination (as defined in the employment agreement) to exercise any stock options that have vested as of the date of termination.

Other NEOs

Each of our other NEOs entered into a new employment agreement with us, effective upon the consummation of our IPO, in May 2019, except for Mr. Gangloff who we entered into an employment agreement with upon the commencement of his employment with the Company in April 2024. Pursuant to these employment agreements, if such executive officer’s employment is terminated by us without cause or such executive officer resigns for good reason (as each such term is defined in the applicable employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, such executive officer will be entitled to receive:

•
An amount equal to 9 months of their base salary; and
•
Subject to such executive electing COBRA health continuation, continuation of such group health coverage at the same rate as if they were an active employee for up to 9 months.

In addition, in the event that such executive officer’s employment is terminated by us without cause or such executive officer resigns for good reason, in either case within 12 months following a change in control (as defined in the applicable employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, such executive officer will be entitled to receive:

•
A lump sum cash payment equal to 12 months of their then-current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus one times their target bonus in effect immediately prior to the change in control;
•
Full acceleration of all time-based equity awards held by such executive officer; and
•
Subject to such executive electing COBRA health continuation, continuation of such group health coverage at the same rate as if they were an active employee for up to 18 months.

Estimated Payment and Benefits Upon Termination or Change of Control

The amount of compensation and benefits payable to each named executive officer under our current employment agreements in various termination and change in control situations has been estimated in the table below. The value of the equity vesting acceleration was calculated based on the assumption that the change in control and the named executive officer’s employment termination occurred on December 31, 2024. The per share closing price of the Company’s stock on the Nasdaq Global Select Market as of December 31, 2024 was $27.82, which was used as the value of the Company’s stock in the change in control. The value of the acceleration of equity awards was calculated (i) for option awards by multiplying the number of unvested and in-the-money option shares subject to vesting acceleration as of December 31, 2024, by the difference between the per share closing price of the Company’s stock as of December 31, 2024, and the per share exercise price for such unvested option shares and (ii) for stock awards, by multiplying the number of unvested award shares as of December 31, 2024 by the per share closing price of the Company’s stock as of December 31, 2024 .

	Termination by Company Without Cause or Resignation for Good Reason or for Good Reason Not in Connection With a Change in Control ($)		Termination by Company Without Cause or Resignation for Good Reason in Connection With a Change in Control ($)
Andrew Cheng (PEO)
Cash Severance	713,000	(1)	1,069,500	(3)
Cash Incentive Bonus	—		641,700	(4)
COBRA Premiums	55,457	(2)	83,185	(5)
Acceleration of Equity Awards	—		8,274,260	(6)
Total	768,457		10,068,645
William White (PFO)
Cash Severance	397,500	(7)	530,000	(9)
Cash Incentive Bonus	—		238,500	(10)
COBRA Premiums	41,593	(8)	83,185	(5)
Acceleration of Equity Awards	—		3,339,876	(6)
Total	439,093		4,191,561
Scott Gangloff
Cash Severance	357,750	(7)	477,000	(9)
Cash Incentive Bonus	—		214,650	(10)
COBRA Premiums	41,593	(8)	83,185	(5)
Acceleration of Equity Awards	—		2,521,026	(6)
Total	399,343		3,295,861
Catriona Yale
Cash Severance	385,500	(7)	514,000	(9)
Cash Incentive Bonus	—		231,300	(10)
COBRA Premiums	27,125	(8)	54,250	(5)
Acceleration of Equity Awards	—		2,639,576	(6)
Total	412,625		3,439,125
Jonathan Young
Cash Severance	382,500	(7)	510,000	(9)
Cash Incentive Bonus	—		229,500	(10)
COBRA Premiums	41,593	(8)	83,185	(5)
Acceleration of Equity Awards	—		2,639,576	(6)
Total	424,093		3,462,261
(1)
Represents twelve months of the NEO’s base salary, paid in monthly installments.
(2)
Represents twelve months of continuing health insurance, based on actual costs to provide health insurance to the NEO as of the date of termination, paid in monthly installments.
(3)
Represents eighteen months of the NEO’s base salary, paid in a lump-sum.
(4)
Represents 150% of the NEO’s target annual bonus opportunity, paid in a lump-sum.

(5)
Represents eighteen months of continuing health insurance, based on actual costs to provide health insurance to the NEO as of the date of termination, paid in monthly installments.
(6)
Represents the value of acceleration of the NEO’s unvested and outstanding time-based and in-the-money option awards and 100% of the unvested stock awards.
(7)
Represents nine months of the NEO’s base salary, paid in monthly installments.
(8)
Represents nine months of continuing health insurance, based on actual costs to provide health insurance to the NEO as of the date of termination, paid in monthly installments.
(9)
Represents twelve months of the NEO’s base salary, paid in a lump-sum.
(10)
Represents 100% of the NEO’s target annual bonus opportunity, paid in a lump-sum.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans, consisting of the Akero Therapeutics, Inc. 2018 Stock Option and Grant Plan, or the 2018 Plan, the 2019 Plan, and the ESPP.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($/Share)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities in first column) (#)
Equity compensation plans approved by security holders (1)	7,624,706	$24.24	3,912,350	(2)
Equity compensation plans not approved by security holders	-	-	-
Total	7,624,706	$24.24	3,912,350
(1)
The 2019 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2018 Plan on January 1 of each year. The number of shares added each year will be equal to the lesser of: (i) 4% of the outstanding shares on the immediately preceding December 31; or (ii) such amount as determined by the compensation committee of our board of directors. Additionally, the ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on January 1 of each year, starting on January 1, 2020 through January 1, 2029. The number of shares added each year will be equal to the least of: (i) 1% of the outstanding shares on the immediately preceding December 31; (ii) 410,803 shares of common stock; or (iii) such amount as determined by the compensation committee of our board of directors.
(2)
As of December 31, 2024, there were 1,938,688 shares available for grant under the 2019 Plan and 1,973,662 shares available for grants under the ESPP.

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are designed to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are generally set to be market-competitive. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

Under applicable SEC rules, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our chief executive officer, or the CEO Pay Ratio. The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

We determined our median compensated employee by using base salary, bonuses and the grant date fair value of equity awards granted in 2024 as our consistently applied compensation measure. We applied this measure to our employee population as of December 31, 2024, the last day of our 2024 fiscal year, and annualized base salaries for permanent full-time and part-time employees that did not work the full year.

We calculated the median compensated employee’s 2024 annual total compensation using the same methodology that is used to calculate our chief executive officer’s annual total compensation in the table entitled “Summary Compensation Table.” The 2024 annual total compensation of our chief executive officer was $10,465,855, the 2024 annual total compensation of our median compensated employee was $485,093, and the ratio of these amounts is 21.8 to 1. Thus, this pay ratio reflects a reasonable estimate consistent with SEC rules based on the methodology we described above. Because SEC rules for identifying a median compensated employee allow companies to apply certain exclusions, include estimates, and adopt different methodologies that reflect their employee population and compensation practices, the ratio above may not be comparable to the CEO pay ratio reported by other companies.

PAY VERSUS PERFORMANCE

In accordance with the Pay versus Performance disclosure requirements in Item 402(v) of Regulation S-K, this section presents information that describes the relationship between Compensation Actually Paid (“CAP”), as that term is defined under the rules prescribed by Item 402(v), to the Company’s other NEOs and certain financial performance measures of the Company.

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. “Compensation Actually Paid” is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable year. As described in greater detail in the CD&A, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as defined by the SEC) for a particular year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to Executive Compensation – Compensation Disclosure & Analysis.

Pay Versus Performance

The following table sets forth information for each applicable year regarding the CAP of our Principal Executive Officer ("PEO"), Dr. Andrew Cheng, and of our other NEOs as a group, as well as certain Company financial performance measures, including our total shareholder return (“TSR”) and our net income (loss).

Pay Versus Performance Table

Year (1)	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)
2024	10,465,855	11,878,721	3,815,719	4,642,458
2023	8,834,907	(3,352,393)	3,667,900	(451,001)
2022	10,446,243	24,442,634	4,157,718	8,994,894
2021	4,454,686	5,446,171	1,779,505	2,001,761

	Value of Initial Fixed $100 Investment Based On
Year (1)	Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (6)	Net Loss ($) (7)	Company Selected Measure (8)
2024	107.83	93.49	(252,060,000)	—
2023	90.50	94.03	(151,759,000)	—
2022	212.40	89.90	(112,033,000)	—
2021	81.98	100.02	(100,777,000)	—
1.
Dr. Cheng served as the Company's principal executive officer ("PEO") for 2024, 2023, 2022 and 2021. Bill White, Scott Gangloff, Catriona Yale and Jonathan Young were the Company's other named executive officers ("NEOs") for 2024. Bill White, Timothy Rolph, Catriona Yale and Jonathan Young were the Company's NEOs for 2023, 2022 and 2021.
2.
Amounts reported represent the total compensation reported in the Summary Compensation Table for the indicated year for Dr. Cheng.
3.
Compensation actually paid includes adjustments made to the amounts reported in the Summary Compensation Table. A reconciliation of those adjustments is set forth in the “Compensation Actually Paid Adjustments” table following the footnotes to this table.
4.
Amounts reported represent the average of the total compensation reported in the Summary Compensation Table for the indicated year for the Company’s NEOs, exclusive of Dr. Cheng.
5.
Pursuant to SEC rules, the amounts reported reflect the value on the last day of the indicated year of $100 invested in our common stock. The measurement period for calculating total shareholder return begins on December 31, 2020 and ends on the last day of the applicable fiscal year. Historical stock price performance is not necessarily indicative of future stock price performance.

6.
Pursuant to SEC rules, the amounts reported reflect the weighted peer group total shareholder return. The peer group used for this purposes is the Nasdaq Biotechnology Total Return Index, which is the peer group used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The measurement period is consistent with that used for our total shareholder return described in the footnote above.
7.
Amounts reported represent the net loss of the Company for the indicated year, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
8.
We are a research and development company without revenue and we do not use any financial measures for purposes of determining “Compensation Actually Paid.” As is the case with many companies in the biotechnology industry, our annual incentive objectives are generally tied to the Company’s clinical and development metrics rather than financial goals. In addition, the 2024 equity awards were structured as time-based awards and were not tied to the achievement of underlying performance goals. Accordingly, we do not have a financial metric in our executive compensation program that would constitute the Company Selected Measure, as contemplated under the SEC Pay Versus Performance disclosure rules, particularly as the pay versus performance table includes our TSR performance which is linked to the value of the equity awards held by our Named Executive Officers.

Compensation Actually Paid Adjustments

PEO (1)	2024	2023	2022	2021
Total Compensation from Summary Compensation Table ($) (2)	10,465,855	8,834,907	10,446,243	4,454,686
Adjustments for Equity Awards (3)
Minus Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($) (4)	(9,368,255)	(7,798,707)	(9,221,643)	(3,571,922)
Plus Value at Year-End of Outstanding and Unvested Equity Awards Granted During the Year ($) (5)	8,868,058	9,044,378	11,612,591	6,680,778
Plus Vesting-Date Fair Value of Equity Awards Granted During the Year that Vested During the Year ($) (6)	-	-	-	-
Plus (Minus) the Change in Fair Value of Outstanding and Unvested Equity Awards from Last Day of Prior Year to Last Day of Current Year ($) (7)	1,455,787	(10,295,015)	10,144,719	(1,870,545)
Plus (Minus) the Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Current Year ($) (8)	457,276	(3,137,956)	1,460,724	(246,826)
Total Adjustments for Equity Awards ($)	1,412,866	(12,187,300)	13,996,391	991,485

Compensation Actually Paid (as calculated) ($)	11,878,721	(3,352,393)	24,442,634	5,446,171

Average Non-PEO NEOs (1)	2024	2023	2022	2021
Total Compensation from Summary Compensation Table ($) (2)	3,815,719	3,667,900	4,157,718	1,779,505
Adjustments for Equity Awards (3)
Minus Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($) (4)	(3,160,589)	(2,979,952)	(3,381,243)	(1,190,645)
Plus Value at Year-End of Outstanding and Unvested Equity Awards Granted During the Year ($) (5)	3,408,702	3,569,167	4,257,919	2,226,935
Plus Vesting-Date Fair Value of Equity Awards Granted During the Year that Vested During the Year ($) (6)	-	-	-	-
Plus (Minus) the Change in Fair Value of Outstanding and Unvested Equity Awards from Last Day of Prior Year to Last Day of Current Year ($) (7)	410,545	(3,595,754)	3,578,162	(791,166)
Plus (Minus) the Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Current Year ($) (8)	168,081	(1,112,363)	382,338	(22,868)
Total Adjustments for Equity Awards ($)	826,739	(4,118,901)	4,837,176	222,256

Compensation Actually Paid (as calculated) ($)	4,642,458	(451,001)	8,994,894	2,001,761
1.
Dr. Cheng served as the Company’s principal executive officer ("PEO") for 2024, 2023, 2022 and 2021. Bill White, Scott Gangloff, Catriona Yale and Jonathan Young were the Company’s other named executive officers (“NEOs”) for 2024. Bill White, Timothy Rolph, Catriona Yale and Jonathan Young were the Company’s NEOs for 2023, 2022 and 2021.
2.
Represents Total Compensation reported in the Summary Compensation Table for the indicated year. With respect to the other named executive officers, amounts shown represent averages.
3.
Fair value or Change in Fair Value, as applicable, of equity awards was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); and (ii) for stock options, because the options were no longer at-the-money as of the applicable year-end or vesting date(s), we used a Hull-White lattice model to estimate the fair value of the stock options at these dates considering the remaining contractual term of the stock options, an assumption about executives’ early exercise behavior, the risk-free rate as of the measurement date, and a volatility measured using a consistent approach with the grant date assumptions. For additional information on the grant date assumptions used to calculate the valuation of the awards, see Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and prior fiscal years.
4.
Represents the grant date fair value of equity awards granted during the indicated year, computed in accordance with a methodology consistent with that used for financial reporting purposes.
5.
Represents the fair value as of the last day of the indicated year of the outstanding and unvested equity awards granted during such year, computed in accordance with a methodology consistent with that used for financial reporting purposes.
6.
Represents the fair value on the vesting date of equity awards that were granted and vested during the indicated year, computed in accordance with a methodology consistent with that used for financial reporting purposes.
7.
Represents the change in fair value during the indicated year of each equity award that was granted in a prior year and that remained outstanding and unvested as of the last day of the current year, computed in accordance with a methodology consistent with that used for financial reporting purposes.
8.
Represents the change in fair value during the indicated year of each equity award that was granted in a prior year and that vested during the current year, computed in accordance with a methodology consistent with that used for financial reporting purposes.

Relationship between Pay and Performance

We believe the “compensation actually paid” or “CAP” in each of the years reported above are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “compensation actually paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual incentive program. As noted in the CD&A, the principal incentive elements in the Company’s executive compensation program were delivered in the form of annual cash bonuses and equity awards in the form of options, performance-based options and restricted stock units. As is the case with many companies in the biotechnology industry, our annual incentive objectives are generally tied to the Company’s strategic and operational goals rather than financial goals. In addition, while we include performance-based options as a component in our equity incentive program, those options are scheduled to vest based on operational goals rather than financial goals.

As noted above, as is the case with many companies in the biotechnology industry, the Company’s incentive objectives are generally tied to our strategic and operational goals rather than financial goals. The fluctuations in our “compensation actually paid” were driven by the fluctuations in our stock price over the three-year period, particularly in light of the leverage of our executive compensation program towards equity awards.

Pay Versus Performance Graphical Description

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) compared to (1) our cumulative TSR, (2) our peer group TSR and (3) our net loss.

Since a significant portion of compensation for our CEO and other NEOs consists of equity awards, the change in value of Compensation Actually Paid is directionally aligned with changes in our TSR. Note, however, that while we are required by SEC rules to disclose the relationship between our TSR, our peer group TSR and net loss to the “compensation actually paid” to our NEOs, none of these are metrics our compensation committee currently uses in evaluating our NEOs’ compensation.

$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
Compensation Actually Paid
$250
$200
$150
$100
$50
$-
Value of Fixed $100 Investment
2021
2022
2023
2024
Net Loss (millions)
$100.8M
$112.0M
$151.8M
$252.1M
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Value of Fixed $100 Investment Based on TSR
Value of Fixed $100 Investment Based on XNBI

Director Compensation

The table below shows all compensation paid to our non-employee directors during 2024.

Name	Fees Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Judy Chou, Ph.D. (2)	50,000	434,632	484,632
Seth Harrison, M.D. (3)	43,750	434,632	478,382
Jane Henderson (4)	65,000	434,632	499,632
Tomas Heyman (5)	60,000	434,632	494,632
Mark Iwicki (6)	85,000	434,632	519,632
Graham Walmsley, M.D., Ph.D. (7)	57,500	434,632	492,132
Yuan Xu, Ph.D. (8)	52,500	434,632	487,132
(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2024, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts do not reflect the actual economic value that may be realized by the directors upon the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)
As of December 31, 2024, Dr. Chou held stock options to purchase an aggregate of 82,000 shares of common stock, 56,000 of which were exercisable and 26,000 which were unvested and unexercisable.
(3)
As of December 31, 2024, Dr. Harrison held stock options to purchase an aggregate of 108,000 shares of common stock, 82,000 of which were exercisable and 26,000 which were unvested and unexercisable.
(4)
As of December 31, 2024, Ms. Henderson held stock options to purchase an aggregate of 96,797 shares of common stock, 70,797 of which were exercisable and 26,000 which were unvested and unexercisable.
(5)
As of December 31, 2024, Mr. Heyman held stock options to purchase an aggregate of 69,000 shares of common stock, 43,000 which were exercisable and 26,000 which were unvested and unexercisable.
(6)
As of December 31, 2024, Mr. Iwicki held stock options to purchase an aggregate of 240,307 shares of common stock, 214,307 of which were exercisable and 26,000 which were unvested and unexercisable.

(7)
As of December 31, 2024, Dr. Walmsley held stock options to purchase an aggregate of 105,832 shares of common stock, 79,832 of which were exercisable and 26,000 which were unvested and unexercisable.
(8)
As of December 31, 2024, Dr. Xu held stock options to purchase an aggregate of 95,000 shares of common stock, of which 69,000 were exercisable and 26,000 were unvested and unexercisable.

Non-Employee Director Compensation Policy

Under our non-employee director compensation policy, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

Annual Retainer ($)
Board of Directors
Chair	70,000
Member	40,000
Audit Committee
Chair	20,000
Member	10,000
Compensation Committee
Chair	15,000
Member	7,500
Nominating and Corporate Governance Committee
Chair	10,000
Member	5,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

In addition, each new non-employee director elected to our board of directors will be granted an initial, one-time equity award of 52,000 shares in the form of stock options, which shall vest monthly over a three-year period, subject to continued service as a director through such vesting date. On the date of each annual meeting of stockholders of our company, each non-employee director will receive an annual equity award of 26,000 shares in the form of stock options, which shall vest in full upon the earlier to occur of the first anniversary of the date of grant or the date of the next annual meeting, subject to continued service as a director through such vesting date.

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•
Nominees should demonstrate high standards of personal and professional ethics and integrity.
•
Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•
Nominees should have skills that are complementary to those of the existing board.
•
Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.
•
Nominees should have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and corporate governance committee may also consider factors such as judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, conflicts of interest, and other commitments and the like. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weight or priority to any of these factors.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s Annual Meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder- recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next Annual Meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Dr. Cheng, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Cheng is not an independent director under these rules because he is an executive officer of the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://ir.akerotx.com/corporate-governance/documents-charters.

Audit Committee

Jane Henderson, Tomas Heyman, Judy Chou, Ph.D., and Graham Walmsley, M.D., Ph.D. serve on the audit committee, which is chaired by Jane Henderson. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Jane Henderson as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2024, the audit committee met four times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•
pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•
coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
•
reviewing and monitoring the Company’s risk exposure including cybersecurity; and
•
reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Yuan Xu, Graham Walmsley, M.D., Ph.D, and Mark Iwicki serve on the compensation committee, which is chaired by Mark Iwicki. Seth Harrison also served on the compensation committee until his resignation from the compensation committee effective June 30, 2024. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. During the fiscal year ended December 31, 2024, the compensation committee met five times. The compensation committee’s responsibilities include:

•
annually reviewing and recommending to the board of directors corporate goals and objectives relevant to the compensation of our chief executive officer;
•
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and recommending to the board of directors the compensation of our chief executive officer;
•
reviewing and recommending to the board of directors the compensation of our other executive officers;
•
overseeing and administering our compensation and similar plans;
•
evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•
retaining and approving the compensation of any compensation advisors;
•
reviewing and making recommendations to our board of directors about our policies and procedures for the grant of equity-based awards;
•
evaluating and making recommendations to the board of directors about director compensation;
•
preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement;
•
reviewing and reassessing the adequacy of the compensation committee’s charter;
•
performing periodic evaluations of the compensation committee and reporting results to the board of directors; and
•
reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

The compensation committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members to carry out its responsibilities. For example, to the extent permitted by applicable law and the provisions of a given equity-based plan, the compensation committee may delegate to a committee consisting of one or more of our executive officers, including the Chief Executive Officer, all or part of the authority and duties, with respect to granting stock awards, to any individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee, such power to be subject to the parameters and limitations set forth in the applicable resolutions adopted by the compensation committee.

Nominating and Corporate Governance Committee

Jane Henderson, Tomas Heyman and Yuan Xu serve on the nominating and corporate governance committee, which is chaired by Tomas Heyman. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2024, the nominating and corporate governance committee met two times. The nominating and corporate governance committee’s responsibilities include:

•
developing and recommending to the board of directors criteria for board and committee membership;
•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•
identifying and considering individuals qualified to become members of the board of directors or the board’s committees based on criteria identifying, among other things, the skills of the proposed candidates, relevant business experience and independence determination;
•
recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•
reviewing and discussing with the board of directors corporate succession plans for our chief executive officers and our other key officers; and
•
overseeing the evaluation of our board of directors and management.

The nominating and corporate governance committee considers candidates for our board of directors suggested by its members and the chief executive officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees.

Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant Annual Meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

The nominating and corporate governance committee establishes a process for identifying and evaluating nominees for the board of directors, including nominees recommended by stockholders. The nominating and corporate governance committee may solicit recommendations from non-management directors, the chief executive officer, other executive officers, third-party search firms, or any other source it deems appropriate. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant Annual Meeting.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape.

Board and Committee Meetings Attendance

The full board of directors met four times during 2024. During 2024, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the Annual Meeting of stockholders to the extent practicable. Six of our directors attended the Annual Meeting of stockholders on June 7, 2024.

Corporate Governance Guidelines

Our Corporate Governance Guidelines assist our Board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of Board business, provide, among other things, that at least a majority of the members of the Board shall be independent directors as defined by Nasdaq rules, that directors shall have full and free access to management and, as necessary and appropriate, independent advisors; and sets forth the responsibilities and expectations of the Board. In connection with its assessment of candidates for nomination, the Board will assess whether the performance of any director has been or is likely to be adversely impacted by excessive time commitment, including service on other boards of directors. Our nominating and corporate governance committee and board of directors regularly evaluate our directors’ commitments at other public companies to confirm compliance with our corporate governance guidelines and believe that all current directors are able to devote sufficient time to their duties at the Company.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://ir.akerotx.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee have at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or on a compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions.”

Board Leadership Structure and Board’s Role in Risk Oversight

The board of directors of the Company has an independent chair, Mr. Iwicki, who has authority, among other things, to call and preside over board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the board of directors. Accordingly, the chairman has substantial ability to shape the work of the board of directors. Currently, the role of chairman of the board is separated from the role of chief executive officer. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to, and independent oversight, of management. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Akero Therapeutics, Inc.

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Akero Therapeutics, Inc.

601 Gateway Boulevard, Suite 350

South San Francisco, California 94080

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Akero’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Akero’s legal counsel, with independent advisors, with non-management directors, or with Akero’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long- term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Akero regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Akero has also established a toll-free telephone number for the reporting of such activity, which is 855-697-1771.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive compensation” and “Director compensation” in this proxy statement and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2024) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

2024 Follow-On Offering

In March 2024, we entered into an Underwriting Agreement with J.P. Morgan, Morgan Stanley, Jefferies, and Evercore, as representative of several underwriters, pursuant to which we issued and sold 12,650,000 shares of our common stock at a public offering price of $29.00 per share for aggregate gross proceeds to us of approximately $367 million, before deducting underwriting discounts and other offering expenses (the “2024 Offering”). The following table sets forth the number of shares of common stock purchased in the 2024 Offering by a related party:

Name	Shares of Common Stock Purchased	Total Purchase Price ($)
RTW Investments, LP (1)	1,724,137	49,999,973
Janus Henderson Group plc (2)	640,000	18,560,000
Entities affiliated with T. Rowe Price Associates, Inc. (3)	1,119,074	32,453,146
BlackRock, Inc. (4)	5,000	145,000

1.
Consists of 1,724,137 shares of common stock sold to RTW Investments, L.P which held more than 5% of the Company’s outstanding common stock at the time of the 2024 Offering.
2.
Consists of 640,000 shares of common stock sold to Janus Henderson Group plc, which held more than 5% of the Company’s outstanding common stock at the time of the 2024 Offering. Janus Henderson Group plc, has a 100% ownership stake in Janus Henderson Investors U.S. LLC, Janus Henderson Investors UK Limited and Janus Henderson Investors Australia Institutional Funds Management Limited.
3.
Consists of 1,119,074 shares of common stock sold to T. Rowe Price Associates, Inc., which held more than 5% of the Company’s outstanding common stock at the time of the 2024 Offering.
4.
Consists of 5,000 shares of common stock sold to BlackRock, Inc., which held more than 5% of the Company’s outstanding common stock at the time of the 2024 Offering.

2025 Public Offering

In January 2025, we entered into an Underwriting Agreement with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Jefferies LLC, as representatives of several underwriters, pursuant to which we issued and sold 6,427,170 shares of our common stock at a public offering price of $48.00 per share, and in lieu of common stock to certain investors, pre-funded warrants to purchase 1,958,247 shares of our common stock at a public offering price of $47.9999 per pre-funded warrant for aggregate gross proceeds to us of approximately $402.5 million, before deducting underwriting discounts and other offering expenses (the “2025 Offering”). The following table sets forth the number of shares of common stock purchased in the 2025 Offering by a related party:

Name	Shares of Common Stock Purchased	Pre-Funded Warrants Purchased	Total Purchase Price ($)
General Atlantic, L.P. (1)	—	1,562,500	74,999,844
Wellington Management Group LLP (2)	1,100,000	—	52,800,000
Entities affiliated with RTW Investments, LP (3)	645,920	395,747	49,999,976
Entities affiliated with Janus Henderson (4)	691,666	—	33,199,968
Entities affiliated with Logos GP LLC (5)	200,000	—	9,600,000

1.
Consists of 1,562,500 pre-funded warrants to purchase shares of our common stock sold to General Atlantic, L.P., which held more than 5% of the Company’s outstanding common stock at the time of the 2025 Offering.
2.
Consists of 1,100,000 shares of common stock sold to Wellington Management Group LLP, which held more than 5% of the Company’s outstanding common stock at the time of the 2025 Offering.

3.
Consists of 645,920 shares of common stock and 395,747 pre-funded warrants to purchase shares of our common stock sold to RTW Investments, LP, which held more than 5% of the Company’s outstanding common stock at the time of the 2025 Offering.
4.
Consists of 691,666 shares of common stock sold to Janus Henderson Group plc, which held more than 5% of the Company’s outstanding common stock at the time of the 2025 Offering.
5.
Graham Walmsley, a member of our board of directors, is a managing member of Logos GP LLC.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•
any breach of their duty of loyalty to our company or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, we adopted bylaws which provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

We have entered into and in the future plan to enter into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Related Person Transaction Policy

Our board of directors adopted a written related person transactions policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. This policy became effective on June 20, 2019, the date our registration statement for our IPO became effective. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

As appropriate for the circumstances, the audit committee will review and consider:

•
the related person’s interest in the related person transaction;
•
the approximate dollar amount involved in the related person transaction;
•
the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the related-party transaction; and
•
any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 10, 2025 by:

•
each of our directors;
•
each of our named executive officers;
•
all of our directors and executive officers as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own greater-than 5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 79,679,222 shares of our common stock outstanding as of April 10, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 10, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

	Shares Beneficially Owned
Name and address of beneficial owner (1)	Number	Percentage
Greater-than-5% Stockholders:
Wellington Management Group LLP (2)	7,896,632	9.91%
RTW Investments, LP (3)	6,859,823	8.61%
Entities affiliated with Janus Henderson (4)	6,034,239	7.57%
General Atlantic, L.P. (5)	5,233,989	6.57%
BlackRock, Inc. (6)	4,180,507	5.25%
Named Executive Officers and Directors:
Andrew Cheng, M.D., Ph.D. (7)	1,542,342	1.91%
William White (8)	438,341	*
Judy Chou, Ph.D. (9)	82,000	*
Scott Gangloff (10)	68,614	*
Seth Harrison, M.D. (11)	392,364	*
Jane Henderson (12)	96,797	*
Tomas Heyman (13)	69,000	*
Mark Iwicki (14)	240,307	*
Graham Walmsley, M.D., Ph.D. (15)	1,308,000	1.64%
Yuan Xu, Ph.D. (16)	95,000	*
Catriona Yale (17)	332,353	*
Jonathan Young, J.D., Ph.D. (18)	556,949	*
All executive officers and directors as a group (14 persons) (19)	5,896,282	7.07%

* Represents beneficial ownership of less than one percent.

1.
Unless otherwise indicated, the address for each beneficial owner is c/o Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco 94080.
2.
Information herein is based on a Schedule 13G filed with the SEC on November 18, 2024, which reported Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP each having shared voting power with respect to 7,253,395 shares and shared dispositive power with respect to 7,896,632 shares, and Wellington Management Company LLP having shared voting power with respect to 7,245,198 shares and shared dispositive power with respect to 7,678,851 shares. The address of Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210.
3.
Information herein is based on a Schedule 13G/A filed with the SEC on February 14, 2025 by RTW Investments, LP (“RTW Investments”), the investment adviser to certain funds (the “RTW Funds”), which reported 6,859,823 shares of common stock held by RTW Funds and Roderick Wong, the Managing Partner and Chief Investment Officer of RTW Investments. The mailing address is 40 10th Avenue, 7th Floor, New York, NY 10014.
4.
Information herein is based on a Schedule 13G filed with the SEC by Janus Henderson Group plc on February 14, 2025, which reported 6,034,239 shares of common stock owned by Janus Henderson Group plc (“Janus Henderson”). Janus Henderson has a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Janus Henderson Investors UK Limited (“JHIUKL”) and Janus Henderson Investors Australia Institutional Funds Management Limited (“JHIAIFML”), (each an “Asset Manager” and collectively as the “Asset Managers”). Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment advisers or sub-adviser to the Managed Portfolio, JHIUS may be deemed to be the beneficial owner of 5,997,523 shares or 7.53% of the shares outstanding of Akero Common Stock held by such Managed Portfolios. The address of Janus Henderson is 201 Bishopsgate EC2M 3AE, United Kingdom.
5.
Information herein is solely based on a Schedule 13G filed with the SEC on March 15, 2024 by General Atlantic, L.P. Consists of 5,233,989 shares of common stock held by General Atlantic, L.P. (“GALP”), General Atlantic Partners 100, L.P. (“GAP 100”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”), General Atlantic (SPV) GP, LLC (“GPA SPV”), General Atlantic GenPar (Bermuda), L.P. (“GenPar Bermuda”), General Atlantic GenPar, L.P. (“GA GenPar”), General Atlantic (AK), L.P. (“GP AK”), GAP (Bermuda) L.P. (“GAP Bermuda”), General Atlantic (Lux), S.à.r.l. (“GA Lux”), General Atlantic GenPar (Lux) SCSp (“GA GenPar Lux”), General Atlantic Partners (Lux) SCSp (“GAP Lux”). The address of GA LP, GAP 100, GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA, GA GenPar, GA SPV and GA AK is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The address of GenPar Bermuda and GAP Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The address of GA Lux, GA GenPar Lux, and GAP Lux is 412F Route d’Esch, L-1471 Luxembourg.
6.
Information herein is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 26, 2024, which reported 4,180,507 shares of common stock held by BlackRock, Inc. The mailing address is 50 Hudson Yards, New York, NY 10001.
7.
Consists of (i) 409,755 shares of common stock held by Dr. Cheng and (ii) 1,132,587 shares of common stock underlying options exercisable within 60 days of April 10, 2025.
8.
Consists of (i) 1,152 shares of common stock held by Mr. White and (ii) 437,189 shares of common stock underlying options exercisable within 60 days of April 10, 2025.
9.
Consists of 82,000 shares of common stock underlying options held by Ms. Chou exercisable within 60 days of April 10, 2025.
10.
Consists of 68,614 shares of common stock underlying options held by Mr. Gangloff exercisable within 60 days of April 10, 2025.
11.
Consists of (i) 136,301 shares of common stock held by Dr. Harrison, (ii) 148,063 shares of common stock held by Les Pommes LLC, a family limited liability company, of which Dr. Harrison is the manager and (iii) 108,000 shares of common stock underlying options exercisable within 60 days of April 10, 2025.
12.
Consists of 96,797 shares of common stock underlying options held by Ms. Henderson exercisable within 60 days of April 10, 2025.
13.
Consists of 69,000 shares of common stock underlying options held by Mr. Heyman exercisable within 60 days of April 10, 2025.
14.
Consists of 240,307 shares of common stock underlying options held by Mr. Iwicki exercisable within 60 days of April 10, 2025.
15.
Consists of (i) 2,168 shares of common stock held by Dr. Walmsley, (ii) 1,000,000 shares of common stock held by Logos Global Master Fund LP and 200,000 shares of common stock held by Logos Opportunities Fund IV LP, in each case where Logos Global Management LP is the investment advisor, of which Dr. Walmsley is a General Partner, and (iii) 105,832 shares of common stock underlying options exercisable within 60 days of April 10, 2025. Dr. Walmsley, one of our directors, is a General Partner of Logos Global Management LP. Logos Global Management LP and Dr. Walmsley share power to direct the voting and disposition of the shares held by Logos Global Master Fund LP and Logos Opportunities Fund IV LP and may be deemed to beneficially own the shares held by Logos Global Management LP.
16.
Consists of 95,000 shares of common stock underlying options held by Dr. Xu exercisable within 60 days of April 10, 2025.
17.
Consists of (i) 29,157 shares of common stock held by Ms. Yale and (ii) 303,196 shares of common stock underlying options exercisable within 60 days of April 10, 2025.

18.
Consists of (i) 135,535 shares of common stock held by Dr. Young, (ii) 20,000 shares of common stock held by the EA Irrevocable Trust of which Dr. Young’s spouse is the trustee, (iii) 20,000 shares of common stock held by the CM Irrevocable Trust of which Dr. Young’s spouse is the trustee, (iv) 20,000 shares of common stock held by the JL Irrevocable Trust of which Dr. Young’s spouse is the trustee and (v) 361,414 shares of common stock underlying options exercisable within 60 days of April 10, 2025. Dr. Young disclaims beneficial ownership over the shares that are held in the irrevocable trusts for the benefit of his children.
19.
See notes 7 through 18 above. Consists of 2,229,753 shares of our common stock owned directly, and 3,666,529 shares of common stock subject to options exercisable within 60 days of April 10, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2024, all required reports were filed on a timely basis under Section 16(a), except that, due to administrative reasons, late Forms 4 were filed for Andrew Cheng for a transaction that occurred on September 10, 2024, William White for transactions that occurred on August 26, 2024 and September 10, 2024, Timothy Rolph for a transaction that occurred on September 10, 2024, Catriona Yale for transactions that occurred on August 23, 2024 and September 10, 2024 and Jonathan Young for a transaction that occurred on September 10, 2024. These reports have been subsequently filed.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Akero’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Akero’s independent registered public accounting firm, (3) the performance of Akero’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Akero’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Akero’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Akero for the fiscal year ended December 31, 2024. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the audit committee received written disclosures and the letter from the independent registered public accounting firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the audit committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Akero be included in Akero’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

By the Audit Committee of the Board of Directors of Akero Therapeutics, Inc.

Jane Henderson, Chairperson

Judy Chou

Tomas Heyman

Graham Walmsley

April 28, 2025

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary, telephone: (650) 487-6488. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule14a-8 of the Exchange Act so that it is received by us no later than December 29, 2025. However, if the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to ir@akerotx.com.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2026 annual meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 3, 2026 and no later than March 5, 2026. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies for the Company’s 2026 Annual Meeting of stockholders in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b). Stockholder proposals and the required notice should be addressed to Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary.

Any stockholder recommendation for a director nominee must be submitted to the Company not less than 120 calendar days prior to the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AKRO2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 2, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than June 2, 2025 to be voted at the annual meeting. AKERO THERAPEUTICS, INC. 601 GATEWAY BOULEVARD, SUITE 350 SOUTH SAN FRANCISCO, CA 94080 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V70327-P27868 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AKERO THERAPEUTICS, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following nominees: 1. To elect two class III directors, Judy Chou, Ph.D. and Tomas Heyman, to our board of directors, to serve until the 2028 Annual Meeting of stockholders and until her or his successor has been duly elected and qualified, or until her or his earlier death, resignation or removal; Company Nominees: 01) Judy Chou, Ph.D. 02) Tomas Heyman To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; 3. To consider and act upon a non-binding, advisory vote to approve the compensation of our named executive officers; and 4. To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting. You may attend and vote via the Internet during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card available and follow the instructions. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER OF RECORD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V70328-P27868 AKERO THERAPEUTICS, INC. Annual Meeting of Stockholders June 3, 2025 11:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Andrew Cheng, William White and Jonathan Young, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AKERO THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on June 3, 2025, via a live webcast at www.virtualshareholdermeeting.com/AKRO2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side